Exhibit 4.3(b)

THIRTEENTH AMENDMENT

OF

U.S. BANK 401(k) SAVINGS PLAN

(2002 Restatement)

The U.S. Bank 401(k) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan Statement”) is hereby amended in the following respects:

1. HARDSHIP DISTRIBUTIONS. Effective August 1, 2006, the Plan Statement is amended by revising the last sentence in Section 7.2.5(d) to read as follows:

For purposes of this Section 7.2.5(d), all of the plans maintained by the Company and Affiliates shall mean all qualified and nonqualified plans or deferred compensation maintained by the Company and Affiliates (including stock option, stock purchase or similar plans).

2. LOAN INTEREST RATE. Effective January 1, 2006, the Plan Statement is amended by adding at the end of Section 7.6.6(b) the following sentence:

Notwithstanding the foregoing, with respect to any Participant on military leave, such interest rate shall not exceed the maximum amount permitted under the Soldiers’ and Sailors’ Civil Relief Act of 1942 for the duration of such military leave.

3. TRUST PROVISIONS. Effective November 22, 2010, Section 10.6(q) of the Plan Statement is amended to add the Wells Fargo Bank Declaration of Trust Establishing Investment Funds for Employee Benefit Trusts as an additional declaration of trust under that Section. In addition, effective December 1, 2010, Section 10.6(q) of the Plan Statement is amended to read as follows:

(q)	Incorporated by reference into this Agreement are the following bank collective investment fund declarations of trust (each of which shall be a “Declaration of Trust”) as the same may be amended from time to time:

(i)	Declaration of Trust for the Rainier Multiple Investment Trust,

(ii)	Declaration of Trust for the William Blair Collective Investment Trust,

(iii)	Declaration of Trust for the Nuveen/SEI Trust Company Investment Trust,

(iv)	Fourth Amended and Restated Declaration of Trust for the State Street Bank and Trust Company Investment Funds for Tax Exempt Retirement Plans,

(v)	Declaration of Trust for The Boston Company, Inc., Pooled Employee Funds,

(vi)	Declaration of Trust Establishing Vanguard Fiduciary Trust Company Target Retirement Income Trust,

(vii)	Declaration of Trust Establishing Vanguard Fiduciary Trust Company Target Retirement 2005 Trust I,

(viii)	Declaration of Trust Establishing Vanguard Fiduciary Trust Company Target Retirement 2010 Trust I,

(ix)	Declaration of Trust Establishing Vanguard Fiduciary Trust Company Target Retirement 2015 Trust I,

(x)	Declaration of Trust Establishing Vanguard Fiduciary Trust Company Target Retirement 2020 Trust I,

(xi)	Declaration of Trust Establishing Vanguard Fiduciary Trust Company Target Retirement 2025 Trust I,

(xii)	Declaration of Trust Establishing Vanguard Fiduciary Trust Company Target Retirement 2030 Trust I,

(xiii)	Declaration of Trust Establishing Vanguard Fiduciary Trust Company Target Retirement 2035 Trust I ,

(xiv)	Declaration of Trust Establishing Vanguard Fiduciary Trust Company Target Retirement 2040 Trust I,

(xv)	Declaration of Trust Establishing Vanguard Fiduciary Trust Company Target Retirement 2045 Trust I,

(xvi)	Declaration of Trust Establishing Vanguard Fiduciary Trust Company Target Retirement 2050 Trust I,

(xvii)	Declaration of Trust Establishing Vanguard Fiduciary Trust Company Target Retirement 2055 Trust I, and

(xviii)	Wells Fargo Bank Declaration of Trust Establishing Investment Funds for Employee Benefit Trusts.

Notwithstanding any other provision of this Plan Statement to the contrary, the Trustee may cause any part or all of the Fund, without limitation as to amount, to be commingled with the money of trusts created by others, by causing such money to be invested as a part of any or all of the funds created by any of the aforementioned Declaration of Trust and the Fund so added to any of said funds at any time shall be subject to all of the provisions of said Declaration of Trust as it is amended from time to time.

4. SCHEDULE I – PARTICIPATING EMPLOYERS. Effective January 1, 2011, the existing Schedule I listing participating employers shall be replaced with the attached Schedule I dated effective January 1, 2011.

5. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

SCHEDULE I

PARTICIPATING EMPLOYERS

(As of January 1, 2011)

Elavon, Inc.	58-1916822
Housing Capital Company	94-3206669
Quasar Distributors, LLC	39-1982827
U.S. Bancorp Asset Management	41-2003732
U.S. Bancorp Equipment Finance, Inc.	93-0594454
U.S. Bancorp Fund Services, LLC	39-1939072
U.S. Bancorp Insurance Services, LLC	39-1914078
U.S. Bancorp Investments, Inc.	41-1233380
U.S. Bancorp Service Providers, LLC	39-2019998
U.S. Bank National Association	31-0841368
U.S. Bank National Association North Dakota	41-1881896
U.S. Bank Trust National Association SD	41-1899865
U.S. Bank Trust National Association	41-1973763
Voyager Fleet Systems, Inc.	76-0476053
NFC Sahara Corporation	26-1540656

SI-1

FOURTEENTH AMENDMENT

OF

U.S. BANK 401(k) SAVINGS PLAN

(2002 Restatement)

The U.S. Bank 401(k) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan Statement”) is hereby amended in the following respect:

1. RECOGNIZED EMPLOYMENT. Effective October 1, 2011, Section 2.1.37(a) of the Plan Statement is amended by (i) deleting the “and” at the end of subparagraph 2.1.37(a)(vi), (ii) replacing the “.” at the end of subparagraph 2.1.37(a)(vii) with “; and”, and (iii) adding the following new subparagraph 2.1.37(a)(viii):

(viii)	employment of an employee of a foreign entity by an Employer pursuant to a secondment arrangement between the Employer and the foreign entity unless and until the Principal Sponsor shall declare such employment to be Recognized Employment.

2. WRERA-NO WAIVER OF MINIMUM REQUIRED DISTRIBUTIONS FOR 2009 CALENDAR YEAR. The Plan did not waive minimum required distributions for the 2009 calendar year, and the Plan did not give eligible participants and beneficiaries the option to elect to waive minimum required distributions for the 2009 calendar year.

3. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

FIFTEENTH AMENDMENT

OF

U.S. BANK 401(k) SAVINGS PLAN

(2002 Restatement)

The U.S. Bank 401(k) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan Statement”) is hereby amended as follows:

1. SMALL AMOUNTS. Effective for amounts in the Plan that have not been distributed as of October 1, 2012, Section 7.1.1(a) of the Plan Statement is amended to change the phrase “Five Thousand Dollars ($5,000)” to be “One Thousand Dollars ($1,000)”.

2. SMALL AMOUNTS. Effective for amounts in the Plan that have not been distributed as of October 1, 2012, Section 7.1.1(c) of the Plan Statement is amended (i) to delete the first two sentences of Section 7.1.1(c) of the Plan Statement, and (ii) to amend the second part of the third sentence (which begins, “the Benefits Administration Committee may...”) to read, “the Account shall be distributed as provided under Section 7.5.6.”

3. LOST PARTICIPANTS. Effective October 1, 2012, the Plan Statement shall be amended by adding a new Section 7.5.6 to read as follows:

7.5.6. Lost Distributees and Lost Participants. The Accounts of Participants and Beneficiaries shall be subject to the following rules:

(a)	Lost Distributees With a Benefit of One Thousand Dollars ($1,000) or Less. If a Participant or Beneficiary cannot be located after reasonable efforts have been made to find such Participant or Beneficiary (the “lost distributee”), the Account shall be distributed pursuant to Section 7.1.1. If the Account cannot be distributed directly to the lost distributee, then the lost distributee’s Account will be forfeited. The Committee or its designee shall maintain a list of lost distributees whose Accounts are forfeited.

(b)	Forfeiture of Accounts for Lost Distributees Who Have Attained Normal Retirement Age or Older. If a lost distributee cannot be located after (i) reasonable efforts have been made to find such lost distributee, (ii) the lost distributee has attained (or would have attained) Normal Retirement Age (age 65) under the Plan (if the lost distributee is a Beneficiary then the date the Participant would have attained Normal Retirement Age), and (iii) the Account is not distributed pursuant to Section 7.1.1, then the lost distributee’s Account will be forfeited. The Committee or its designee shall maintain a list of lost distributees whose Accounts are forfeited.

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(c)	Uncashed Checks. If the Plan issues a payment, that payment is not cashed or deposited, and the individual who was issued the check is a lost distributee, then the Plan will forfeit the check.

(d)	Later Location of Lost Distributee. If a lost distributee is later located and files an application for distribution after an amount has been forfeited (including distribution of an uncashed check) with the Committee, the dollar amount forfeited (and only that amount with no earnings or interest) shall be distributed to such lost distributee as soon as administratively practicable following the approval of such application by the Committee.

(e)	Additional Rules. The Committee may adopt additional rules regarding the benefit due to lost distributees, the reasonable efforts that will be taken to locate lost distributees, the forfeiture of benefit due to lost distributees, the restoration of the benefit due to lost distributees, and the distribution of the benefit due to lost distributees.

4. OTHER TRUST POWERS. Effective October 1, 2012, the Plan Statement shall be amended (i) to delete Section 10.6(q)(vii) (and renumbering subsequent sections and cross references as applicable), and (ii) to add a new Section 10.6(q)(xvii) that reads as follows:

(xvii)	Declaration of Trust Establishing Vanguard Fiduciary Trust Company Target Retirement 2060 Trust I, and

5. SCHEDULE I – PARTICIPATING EMPLOYERS. Effective January 1, 2012, the existing Schedule I listing participating employers shall be replaced with the attached Schedule I dated effective January 1, 2012.

6. SCHEDULE I – PARTICIPATING EMPLOYERS. Effective January 1, 2013, the existing Schedule I listing participating employers shall be replaced with the attached Schedule I dated effective January 1, 2013.

7. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

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SCHEDULE I

PARTICIPATING EMPLOYERS

(As of January 1, 2012)

Elavon, Inc.	58-1916822
Quasar Distributors, LLC	39-1982827
U.S. Bancorp Asset Management	41-2003732
U.S. Bancorp Fund Services, LLC	39-1939072
U.S. Bancorp Investments, Inc.	41-1233380
U.S. Bancorp Service Providers, LLC	39-2019998
U.S. Bank National Association	31-0841368
U.S. Bank National Association North Dakota	41-1881896
U.S. Bank Trust National Association SD	41-1899865
U.S. Bank Trust National Association	41-1973763
NFC Sahara Corporation	26-1540656
U.S. Bank Lending Support Services	26-1877892

SI-1

SCHEDULE I

PARTICIPATING EMPLOYERS

(As of January 1, 2013)

U.S. Bancorp	41-0255900
Elavon, Inc.	58-1916822
Quasar Distributors, LLC	39-1982827
U.S. Bancorp Asset Management	41-2003732
U.S. Bancorp Fund Services, LLC	39-1939072
U.S. Bancorp Investments, Inc.	41-1233380
U.S. Bancorp Service Providers, LLC	39-2019998
U.S. Bank National Association	31-0841368
U.S. Bank National Association North Dakota	41-1881896
U.S. Bank Trust National Association SD	41-1899865
U.S. Bank Trust National Association	41-1973763
NFC Sahara Corporation	26-1540656
U.S. Bank Lending Support Services	26-1877892

SI-1

SIXTEENTH AMENDMENT

OF

U.S. BANK 401(k) SAVINGS PLAN

(2002 Restatement)

The U.S. Bank 401(k) Savings Plan (2002 Restatement) (hereinafter referred to as the “Plan Statement”) is hereby amended as follows:

1. RECOGNIZED COMPENSATION. Effective January 1, 2012, Section 2.1.36(b )(ii) of the Plan Statement is amended (i) to delete “and” before the last provision (provision (x)), and (ii) to replace the period at the end of the Section with the following: “, and (xi) amounts of prizes (provided the prizes are not limited to non-highly compensated employees).”

2. RECOGNIZED COMPENSATION. Effective January 1, 2012, Section 2.1.36(f) of the Plan Statement is clarified to read in full as follows:

(f)	Excluded Periods. Amounts processed coincident with and after the payroll update following the second payroll after a Participant’s termination of employment are excluded. Any amounts processed on and after that payroll update are excluded (even if dated as of a prior date).

3. LOAN RULES. Effective January 1, 2012, Section 7.6.6(f) of the Plan Statement is amended (i) to change the language in the first sentence that reads “unless the Participant’s termination of employment entitles him or her to receive severance payments from the Company” to read as follows:

unless (i) the Participant’s termination of employment entitles him or her to receive severance payments from the Company, or (ii) the Participant agrees to continue repaying the loan through direct debit of the Participant’s savings or checking account (under conditions determined by the Plan Sponsor).

and, (ii) to change the language in the last sentence that reads “the Participant’s termination of employment or, if applicable, the date the Company or its Affiliates pays the last regular severance payment to the Participant,” to read as follows:

the date of (i) the Participant’s termination of employment, (ii) the date the Company or its Affiliates pays the last regular severance payment to the Participant, or (iii) the date of the last direct debit of the Participant’s savings or checking account,

4. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

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